Exhibit 99.2

AMENDMENT NO. 3 TO THE EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 3 (“Amendment No. 3”) is made to the Employment Agreement, dated as of December 31, 2004, between Steven W. Alesio (“Executive”) and The Dun & Bradstreet Corporation (the “Company”), as amended by Amendment No. 1, effective June 29, 2007, and as amended by Amendment No. 2, effective December 13, 2007 (such Employment Agreement, as so amended, being referred to herein as the “Agreement”). The effective date of this Amendment No. 3 is December 8, 2008.

WHEREAS, the Executive is currently employed by the Company as Chairman of the Board and Chief Executive Officer;

WHEREAS, the Executive and Company desire to amend and restate the Agreement to comply with Internal Revenue Code Section 409A and the regulations thereunder.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties agree as follows:

1. Section 4 of the Agreement is hereby amended to add a new sentence at the end thereof to read as follows:

“The Annual Bonus, if any, shall be paid no later than March 15th of the calendar year immediately following the end of the fiscal year to which the bonus relates.”

2. Section 8a.(iii) of the Agreement is hereby amended to add a new sentence at the end thereof to read as follows:

“Notwithstanding the foregoing, in the event that as a result of earlier absence because of mental or physical incapacity Executive incurs a “separation from service” within the meaning of such term under “Code Section 409A” (as defined in Section 18 hereof), the Executive shall on such date automatically be terminated from employment as a Disability termination.”

3. 2. Section 8a.(v)(A) of the Agreement is hereby amended to add the following at the end thereof:

“payable in accordance with normal payroll practices;”

4. Section 8a.(v)(B) of the Agreement is hereby amended to add the following at the end thereof:

“payable at the time bonuses for such year are paid to the Company’s other Executives but no later than March 15th of the calendar year following the end of the fiscal year to which the bonus relates;”

5. Section 8a.(v)(C) of the Agreement is hereby amended to add the following at the end thereof:

“and any other reimbursements, if any, due hereunder when due hereunder;”

6. Section 8a.(v)(D) of the Agreement is hereby amended by adding the phrase “payable in accordance with the terms of such plans” immediately following the words “as modified herein.”

7. Section 8a.(v)(F) of the Agreement is hereby amended to add the following at the end thereof right before the definitional parenthetical phrase:

“, payable, subject to Section 18b., sixty (60) days following such termination.”

8. Section 8b.(ii)(B) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(B) receive, subject to Section 18b., Executive’s continued compliance with the provisions of Sections 8, 9 and 10 hereof and execution and delivery (and any revocation period having expired) of a release substantially in the form attached hereto as Exhibit A within sixty (60) days following termination, an amount equal to two (2) times the sum of the Base Salary and the target Annual Bonus, in each case as in effect immediately prior to such termination, payable in a lump sum to Executive on the sixtieth (60th) day following such termination.”

9. Section 8b.(ii)(D) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(D) the Pro-Rata Bonus;”

10. Section 8b.(ii)(E) of the Agreement is hereby amended by adding the phrase “, on an insured basis,” in between the words “under the Company’s plans” and “for the Executive and his dependents” as they appear in section 8b.(ii)(E).

11. Section 8b.(ii)(F) of the Agreement is hereby amended by adding the phrase, “at the time set forth in the SEBP,” in between the words “Section 6 hereof,” and “provided that” as they appear in section 8b.(ii)(F).

12. The last sentence of Section 14i. of the Agreement is hereby amended and restated to read as follows:

“All expenses of such arbitration shall be borne by each party; provided, that if Executive prevails on the merits as determined by the arbitrator, then the Company shall pay the total costs of arbitration and Executive’s legal counsel fees and expenses within sixty (60) days after the date of such final and nonappealable decision in any such dispute.”

13. Section 18 of the Agreement is hereby amended and restated in its entirety to read as follows:

“18. Section 409A Compliance.

a. The intent of the parties is that payments and benefits under this Agreement comply with or be exempt from Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. If the Executive notifies the Company (with specificity as to the reason therefor) that the Executive believes that any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause the Executive to incur any additional tax or interest under Code Section 409A or the Company independently makes such determination, the Company shall, after consulting with the Executive, reform such provision to try to comply with Code Section 409A through good faith modifications to the minimum extent reasonably appropriate to conform with or be exempt from Code Section 409A. To the extent that any provision hereof is modified in order to comply with or be exempt from Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Executive and the Company of the applicable provision without violating the provisions of Code Section 409A. Notwithstanding the foregoing, the Company agrees that, prior to January 1, 2009 (or such later date for compliance as is established by the Internal Revenue Service), it shall amend its plans, programs and policies to be in documentary compliance with the requirements of Code Section 409A and shall administer this Agreement and such plans, programs and policies in good faith compliance therewith.

b. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If the Executive is deemed on the date of termination to be a “Specified Employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is specified as subject to this Section or that is otherwise considered deferred compensation under Code Section 409A payable on account of a “separation from service,” such payment or benefit shall be made or provided at the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Executive, and (B) the date of the Executive’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 18(b) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the

Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

c. (i) All expenses or other reimbursements provided herein shall be made on or prior to the last day of the calendar year following the calendar year in which the expenses to be reimbursed were incurred, (ii) no such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year; provided that the foregoing clause (ii) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Internal Revenue Code solely because such expenses are subject to a limit related to the period the arrangement is in effect; and (iii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchanged for another benefit. Any gross up shall be paid prior to the last day of the calendar year next following the calendar year in which the tax was paid.

d. For purposes of Code Section 409A, the Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

14. Construction. After the signing of this Amendment No. 3, any reference to the Agreement, Amendment No. 1, Amendment No. 2 or this Amendment No. 3 shall be interpreted to be a reference to the Agreement as amended by Amendments No. 1, No. 2. and No. 3. Any ambiguities or inconsistencies between this Amendment No. 3 and the Agreement shall be decided in favor of the language contained in this Amendment No. 3.

15. Executive acknowledges he has been advised to consult with an attorney before executing this Amendment No. 3 and that Executive has been advised by an attorney or has knowingly waived the right to do so.

16. This Agreement shall be construed in accordance with the laws of the State of New Jersey.

IN WITNESS WHEREOF, Executive and the Company, by its duly authorized agent, have hereunder executed this Amendment No. 3.

EXECUTIVE: STEVEN W. ALESIO		D&B:	THE DUN & BRADSTREET CORPORATION

/s/ Steven W. Alesio		By:	/s/ Jeffrey S. Hurwitz
		Name:	Jeffrey S. Hurwitz
Witness as to Executive:		Attest as to D&B:

By:	/s/ Patricia A. Clifford	By:	/s/ Annemarie Ettinger
Name:	Patricia A. Clifford	Name:	Annemarie Ettinger